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                                                         Exhibit 21
                           The Advest Group, Inc.

                            List of Subsidiaries

                                   Jurisdiction            Present
Name                            Where Incorporated        Ownership
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Advest, Inc.                       Delaware                    100%
  Advest Insurance Agency, Inc.    Massachusetts               100%
  Balanced Capital Services, Inc.  Connecticut                 100%
  Vercoe Insurance Agency, Inc.    Ohio                        100%

Advest Bank and Trust Company      Connecticut                 100%
  A.B. Realty Corp.                Connecticut                 100%

Advest Capital, Inc.               Connecticut                 100%

Advest Properties, Inc.            Delaware                    100%

Advest Transfer Services, Inc.     Delaware                    100%

Bank Street Management Company     Connecticut                 100%

Billings & Company, Inc.           Connecticut                 100%
  Billings Management Co.          Connecticut                 100%

Boston Security Counsellors, Inc.  Massachusetts               100%

Central Row Corp.                  Connecticut                 100%

The Hannah Consulting Group, Inc.  Connecticut                 100%

SRNY, Ltd.
 (formerly Shore & Reich, Ltd.)    Connecticut                 100%
  Coordinated Planning, Ltd.       New York                    100%



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